Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus in Part A and "Financial Statements" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 26, 2001 on the financial statements and financial highlights of Principal High Yield Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-14539).


/s/  ERNST & YOUNG LLP


Des Moines, Iowa
February 21, 2002